UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2011

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On July 18, 2011, Carlisle Companies Incorporated, through its Carlisle Construction Materials segment, entered into a definitive agreement to acquire all of the outstanding share capital of Tarvos Investments GmbH and its subsidiary companies (collectively, “PDT”) for a purchase price of approximately €80 million (which includes the assumption of approximately €16 million of net debt and debt like items).  The definitive agreement provides for certain contingent payments based on PDT’s future earnings.  PDT is a leading manufacturer of EPDM-based (rubber) waterproofing membranes and industrial components serving key European markets.

The acquisition, which is structured as a share purchase, is subject to regulatory approval in Germany and is expected to close on or about August 15, 2011.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 21, 2011	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Steven J. Ford
Steven J. Ford, Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release reporting the execution of a definitive agreement to acquire PDT.